UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of events earliest report)  August 27, 2009

Golden Valley Development Inc.
Exact Name of registrant as specified in its charter

Nevada	000-51637	84-1658720
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 Truxtun Ave Ste 130 Bakersfield Ca.	93301
(Address of principle executive offices)	(Zip Code)

N/A
Former Name or former address, if changed since last report

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure Of Directors Or Certain Officers; Election Of Directors; Appointment Of Certain Officers; Compensatory Arrangements Of Certain Officers.

On August 27, 2009 Annette Davis resigned from our board of directors and as acting Treasurer. There were no disagreements between Mrs. Davis and our company.  Mrs. Davis has chosen to pursue other business interests.

Our board of directors now includes only Arthur Davis. Mr. Davis is also the acting Chief Executive Officer and Secretary. He will now also take over the role of Chief Financial Officer and Director.  Mr. Davis has been acting Chief Executive Officer since 2004 with Golden Valley Development.

Adavco, Inc. is owned by the President and sole Director of GVD, Annette Davis.  On January 26, 2009, Adavco, Inc. provided a $5,000 loan to GVD due January 11, 2011 with a 5 percent interest rate.  On March 5, 2009, Adavco, Inc. provided an additional $8,000 loan to GVD due March 5, 2011 with 5 percent interest. On April 6, 2009, GVD, repaid $5,000 back to Adavco Inc.   On May 27 2009 Adavco, provided GVD with an additional loan of $3,000 at a 5 percent interest rate to be paid back May 27, 2011.  On July 21, 2009 Adavco provided GVD with an additional loan of $5,000 at 5 percent interest to be due on July 21, 2011. This is an unsecured promissory note. These notes are unsecured and will remain in effect

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golden Valley Development Inc.

Date: August 28, 2009	By:	/s/ Arthur Davis
Arthur Davis
Director